EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Aethlon Medical, Inc. of our report dated June 25, 2015, relating to our audit of the consolidated financial statements, appearing in the Annual Report on Form 10-K of Aethlon Medical, Inc. for the year ended March 31, 2015.

We also consent to the reference to our firm under the captions "Experts" in the Prospectus.

/s/ SQUAR MILNER LLP (FORMERLY SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP)

San Diego, California

May 5, 2016